UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2020

FIRST DEFIANCE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Ohio	0-26850	34-1803915
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

601 Clinton Street, Defiance, Ohio 43512

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (419) 782-5015

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	FDEF	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On March 10, 2020, the Compensation Committee (the “Committee”) of the Board of Directors of First Defiance Financial Corp. (the “Company”) adopted a form of Performance Share Units Award Agreement (“Award Agreement”) for performance share unit awards made to our Chief Executive Officer, Chief Financial Officer, named executive officers, and other members of the Company’s management under the Company’s 2018 Equity Incentive Plan (the “2018 Plan”). The Award Agreement grants to the grantee a target award (“Target Award”) represented as performance share units (“PSUs”). Each PSU represents the right to receive one common share of the Company’s common stock, subject to the terms and conditions of the Award Agreement and the 2018 Plan. The Target Award for each grantee is determined as a percentage of base salary and translated into PSUs based upon the average price of a common share of the Company for the twenty trading days prior to the approval of the award by the Committee. The Award Agreement contemplates a three-year performance period. For our Chief Executive Officer, Chief Financial Officer and named executive officers, the percentage of base salary awarded for the performance period January 1, 2020 – December 31, 2022 ranges from 35-40%.

The actual awards that will vest under the Award Agreement depend on the level of achievement of certain performance goals set forth in the Award Agreement over the performance period. Certain performance measures are based on comparisons to the performance metrics (such as average return on assets and shareholder return) of a “peer group” of organizations set forth in the Award Agreement.

The PSUs are subject to forfeiture until they vest. In the event that a grantee under the Award Agreement ceases to be an employee of the Company (except in the case of death, disability, retirement, termination without cause, or termination for good reason, as those terms are defined in the Award Agreement), any unvested PSUs will be automatically forfeited upon the termination of employment. In the event of a change of control of the Company, all PSUs will be earned and vest at Target Award levels for open years in the performance period and will vest in accordance with the Award Agreement for any closed years in the performance period.

Under the Award Agreement, grantees do not have any rights of a shareholder with respect to common shares of the Company underlying the PSUs prior to vesting, except in the case of dividends issued on the common shares underlying the PSUs, if any, paid after the date that is the end of a performance period but prior to the date upon which a grantee’s performance is “certified” under the Award Agreement (the “Certification Date”), which dividends will accrue and be deferred and be subject to forfeiture if the PSUs granted do not vest with the grantee on the Certification Date.

The Award Agreement contains other customary provisions, including a non-solicitation covenant and a “clawback” obligation.

The foregoing description of the Award Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Award Agreement that is attached hereto as Exhibit 10.1 and incorporated herein by reference.

(d) Exhibits.

10.1	First Defiance Financial Corp. Form of Long Term Incentive Plan Performance Share Units Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST DEFIANCE FINANCIAL CORP.

By:	/s/ Donald P. Hileman
Donald P. Hileman
Chief Executive Officer

Date: March 16, 2020

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